                                                                    EXHIBIT 10.3


                          MOTOROLA CREDIT CORPORATION

                               November 11, 1998


                           NEXTEL INTERNATIONAL, INC.
                           Master Equipment Financing
                               Commitment Letter


Nextel International, Inc.
1191 Second Avenue, Suite 1600
Seattle, WA 98101

Attention:       David Rostov
                 Chief Financial officer


Ladies and Gentlemen:

         You have advised Motorola Credit Corporation ("Motorola") that you (the "Borrower"), a Washington corporation and a wholly-owned subsidiary of Nextel Communications, Inc. ("NCI"), require senior secured credit facilities in an aggregate principal amount of up to $275,000,000, of which $50,000,000 would be provided as incremental facility loans (the "Incremental Facilities") under an existing credit facility between Nextel Argentina, S.R.L. ("Nextel Argentina"), The Chase Manhattan Bank and the other parties thereto and the remainder of which would be provided under a separate agreement (the "Direct Facilities", and, together with the Incremental Facilities, the "Facilities"). Certain indirect subsidiaries of the Borrower identified in the Term Sheet referred to below will be eligible to be "Borrowing Affiliates" for purposes of the Direct Facilities, which will be used (i) to finance the purchase of iDEN infrastructure and related equipment and related transportation costs purchased by or for the benefit of the Borrowing Affiliates, (ii) to reimburse Borrower for prior purchases of such equipment by Borrower, the Borrowing Affiliates, Nextel Argentina or Nextel Brazil, and (iii) to refinance existing indebtedness of the Borrower and certain Borrowing Affiliates to Motorola, all as more fully described on the Term Sheet referred to below. In that connection, you have requested that Motorola agree to structure and arrange the Facilities, and that Motorola commit to provide the Facilities.

         Motorola is pleased to advise you of its commitment to provide up to $275,000,000 of the Facilities, upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter"), in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet") and in the Fee Letter referred to below. Motorola is also pleased to advise you of its reaffirmation of its $125,000,000 commitment to McCaw International (Brazil), Ltd. ("Nextel Brazil") as provided in the Term Sheet.





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         Motorola agrees to maintain the confidentiality of all non-public information that has or will be supplied to Motorola in connection with the Facilities except that such information may be disclosed (a) to Motorola's affiliates, directors, officers, employees and agents, including accountants and legal advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and will be instructed to keep them confidential), (b) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Commitment Letter or the enforcement of rights hereunder, (c) with the consent of the Borrower, (d) to the extent required by applicable laws or regulations or by subpoena or similar legal process, (e) to the extent requested by any regulatory authority, provided, Motorola will provide prompt notice of the events in clauses (d) and (e) and will cooperate with Borrower and NCI to obtain protective orders or other assurances that such non-public information is not disclosed or (f) to The Chase Manhattan Bank and a syndicate of lenders arranged by The Chase Manhattan Bank in connection with the syndication of the Direct Facilities.

         As consideration for the commitment hereunder of Motorola and the agreement of Motorola to perform the services described herein, you agree to pay to each of Motorola and the other parties described therein the nonrefundable fees set forth in the Fee Letter dated the date hereof and delivered herewith to which Motorola and such other parties are party (the "Fee Letter") in accordance with its terms.

         The commitment hereunder of Motorola and the agreement of Motorola to perform the services described herein are subject to (a) there not occurring or becoming known to Motorola any material adverse condition or material adverse change in or affecting the business, operations, property, or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole, or the Borrowing Affiliates taken as a whole, (b) Motorola not becoming aware after the date hereof of any information or other matter affecting the Borrower or the Borrowing Affiliates or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to Motorola prior to the date hereof, (c) the other conditions set forth or referred to in the Term Sheet, (d) the payment when due of the fees and other compensation provided for by the Fee Letter and (e) the satisfaction of all of the conditions to Motorola's obligations set forth herein or in the Term Sheet.

         This Commitment Letter will not be assignable by you without the prior written consent of Motorola (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter, including the Term Sheet, may not be amended or waived except by an instrument in writing signed by you and Motorola. This Commitment Letter may be executed in any number of counterparts, each of which will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission will be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. Nothing in this Commitment Letter will be deemed to constitute an amendment or modification of the terms of any existing credit





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facilities between the Borrower, any Borrowing Affiliate and Motorola.  This
Commitment Letter will be governed by, and construed in accordance with, the laws of the State of Illinois.

         This Commitment Letter is delivered to you on the understanding that none of this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substances will be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration or this mater or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform Motorola promptly thereof and cooperate with Motorola to obtain protective orders or other assurances such that any of the foregoing is not disclosed), provided, that the foregoing restrictions will cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you, and Motorola hereby consents to NCI's or the Borrower's public announcement of the existence of this Commitment Letter in, and the inclusion of a copy of this Commitment Letter and of the related Term Sheet as an exhibit to, reports that NCI or the Borrower is required to file with the Securities and Exchange Commission.

         The compensation, reimbursement, indemnification and confidentiality provisions contained or referred to herein and in the Fee Letter will remain in full force and effect regardless of whether definitive financing documentation is executed and delivered and notwithstanding the termination of this Commitment Letter or the commitment hereunder of Motorola , except, in the case of such compensation and reimbursement provisions only, if such termination is made by Motorola in violation of the provisions of this Commitment Letter.

         If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter, not later than 5:00 p.m., New York City time, on November 13, 1998. The commitment of Motorola herein will expire at such time in the event that Motorola has not received such executed counterparts in accordance with the immediately preceding sentence.

         Motorola is pleased to have been given the opportunity to assist you in connection with this important financing.

         Motorola agrees with you to make reasonable efforts to close the Direct Facilities on or prior to December 7, 1998. If, however, the Credit Documentation (as defined in the Term Sheet) is not executed and delivered as provided in the Term Sheet before January 31, 1999, the Commitments hereunder will expire.


                                        Very truly yours,

                                        MOTOROLA CREDIT CORPORATION


                                        By:     /S/  GARY TATJE
                                           -----------------------------




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                                        Name: Gary Tatje
                                        Title: Vice President




NEXTEL INTERNATIONAL, INC.

By:  /S/ DAVID ROSTOV
   ----------------------------
Name: David Rostov
Title:Vice President and CFO





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                           NEXTEL INTERNATIONAL, INC.
                 $400,000,000 SENIOR SECURED CREDIT FACILITIES


                        Summary of Terms and Conditions


I.       Parties

         BORROWER:                Nextel International, Inc. (the "Borrower");

         LENDERS: Motorola Credit Corporation ("Motorola"), and/or one or more lenders designated by Motorola (Motorola and/or such lenders collectively, the "Lenders").

         PURPOSES:                $400,000,000 of new and reaffirmed lending
                                  commitments consisting of (A) up to
                                  $100,000,000 in loans by the Lenders to the Borrower for Reimbursement Advances (defined below), (B) up to $225,000,000 (less the amount of the Reimbursement Advances made) in loans by the Lenders to the Borrower for re-lending to specified Borrowing Affiliates
                                  (defined below), (C) up to $50,000,000 of loans by Motorola to Nextel Argentina S.R.L.
                                  ("Nextel Argentina") as incremental loans
                                  ("Incremental Argentina Loans") under Nextel
                                  Argentina's existing bank credit facility and
                                  (D) a reaffirmation by Motorola of its
                                  $125,000,000 commitment to McCaw
                                  International (Brazil), Ltd.  (Parts (A) and
                                  (B) are referred to as the "Direct Facility" and are more fully described below.)

         BORROWING
            AFFILIATES:           Each of the following entities shall be
                                  eligible to be a "Borrowing Affiliate" (and collectively, the "Borrowing Affiliates") for purposes of the Facility:

                                  (i)      Communicaciones Nextel del Peru,
                                           S.A. ("Nextel Peru");

                                  (ii)     Communicaciones Nextel de Mexico
                                           S.A. de C.V. ("Nextel Mexico");

                                  (iii) Infocom Communications Network, Inc. ("Infocom");

                                  (iv)     J-Com Co., Ltd. ("J-Com"); and





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                                  (v)      Other entities designated by
                                           Borrower in which Borrower holds an
                                           equity interest that operate iDEN
                                           systems and are approved by the
                                           Required Lenders (as defined below).

                                  Although the amount of borrowings available to Borrower will be based upon (i) the Invoices produced in respect of Reimbursement Advances and (ii) the Attributable Borrowings (defined below) of the Borrowing Affiliates, all Loans under the Direct Facility will be made directly to Borrower.

         GUARANTORS:              To the maximum extent permissible under
                                  applicable law and the terms of agreements as in effect on October 1, 1998 (as such agreements relate to Infocom), each company, entity, or person which is a direct or indirect wholly-owned subsidiary of the
                                  Borrower having a direct or indirect equity interest in a Borrowing Affiliate (each an "Affiliated Parent Guarantor", and collectively, "Affiliated Parent Guarantors") shall guarantee an aggregate amount equal to the principal amount of, and interest on, the Direct Facility. In addition, each Borrowing
                                  Affiliate shall guarantee an aggregate amount equal to the amount from time to time outstanding as principal of and interest on such Borrowing Affiliate's Attributable
                                  Borrowings. Finally, the entities identified below as a "Third Party Guarantor" shall guarantee the specified percentage of the related Borrowing Affiliate's Attributable
                                  Borrowings outstanding from time to time (the
                                  Third Party Guarantors and the Affiliated
                                  Parent Guarantors are individually referred to as a "Parent Guarantor" and collectively as the "Parent Guarantors").

                                  J-Com
                                  Nichimen - 25%     (Third Party Guarantor)
                                  ORIX Leasing - 5%  (Third Party Guarantor)
                                  Motorola, Inc. - 24.6% (Third Party Guarantor)

                                  Infocom
                                  Gamboa Holdings, Inc.  (Philippines)
                                  ("Gamboa") - over 20% (Third Party Guarantor)

                                  The Borrower, Borrowing Affiliates, and
                                  Affiliated Parent Guarantors, collectively, are the "Affiliated Credit Parties." The Affiliated Credit Parties and the Third Party Guarantors, collectively, are the "Credit Parties."





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II.      The Facilities

         TYPES AND AMOUNTS
           OF FACILITIES:         Under the Direct Facility:  six-year
                                  multiple-draw term loan facility in the
                                  aggregate not to exceed U.S. $225,000,000
                                  (the loans thereunder, the "Loans") provided, that (a) the aggregate amount of the Attributable Borrowings shall not exceed the aggregate sales price and related costs of the iDEN Equipment and Services (as defined below) purchased by or for the benefit of the Borrowing Affiliates, (b) the total
                                  Attributable Borrowings of each Borrowing
                                  Affiliate shall not exceed the limits
                                  specified herein, (c) the aggregate amount of Loans constituting Reimbursement Advances shall not exceed $100,000,000 and (d) the aggregate amount of Loans constituting
                                  Attributable Borrowings shall not exceed
                                  $225,000,000 less the amount of Reimbursement
                                  Advances; provided, that the amounts
                                  outstanding from time to time under the 1997
                                  Infocom Facility (defined below) and the Infocom Bridge Facility (defined below) shall be deemed to constitute Attributable
                                  Borrowings of Infocom for purposes of
                                  determining the commitment available for borrowing.

                                  $50,000,000 incremental lending commitment by Motorola to be undertaken under Nextel Argentina's existing bank facility (including any amendments thereto as requested by the Lender) in accordance with the terms of, and on a pari passu basis with, the lenders under such facility; it being understood that for each borrowing thereunder, the Borrower and/or Nextel Argentina shall provide a combination of (a) invoices demonstrating that the Borrower, the Borrowing Affiliates, Nextel Brazil (defined below) and Nextel Argentina have purchased iDEN Equipment and Services (defined below) during the Availability Period (defined below) (other than purchases financed with Attributable Borrowings, Reimbursement Advances or the Nextel Brazil Facility (defined below)) and/or (b) a non-cancelable commitment to purchase iDEN Equipment and Services in an aggregate amount equal to such borrowing.

                                  Affirmation of Lender's $125,000,000
                                  commitment under its existing credit facility with McCaw International (Brazil), Ltd. ("Nextel Brazil") (the "Nextel Brazil Facility").

         AVAILABILITY
           PERIOD: The Loans shall be made in multiple drawings, during the period commencing on the initial closing date of the Direct Facility (the "Closing Date") and ending on December 31, 2000 (the "Commitment Termination Date").
                                  The "Availability Period" shall





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                                  be the period from November 1, 1998 through
                                  and including the Commitment Termination Date.

         AMORTIZATION:            The Loans shall be repayable in eight equal
                                  consecutive semi-annual installments on each
                                  June 30 and December 31 commencing June 30,
                                  2001, each of the first 7 of such
                                  installments shall be in an amount equal to 1/8 of the amount of the Loans outstanding on the Commitment Termination Date (or, if less, the amount of the Loans outstanding on such semi-annual installment payment date) and the final installment shall be in an amount equal to the then-outstanding balance including, without limitation, accrued and unpaid interest.

         USE OF PROCEEDS; REIMBURSEMENT
            ADVANCES; ATTRIBUTABLE
            BORROWINGS:           The proceeds (not including any proceeds of
                                  Incremental Facility Loans) of the Direct
                                  Facility are to be used only for the
                                  following purposes:

                                  (i)      to make Loans to finance the
                                           purchase price of Motorola, Inc.
                                           supplied iDEN infrastructure
                                           equipment and related services
                                           (including ancillary products and
                                           services such as switches which have
                                           been ordered from and provided by
                                           Motorola, Inc.) and related
                                           transportation and shipping costs,
                                           excluding import taxes, duties and
                                           other like costs ("iDEN Equipment
                                           and Services") purchased by or for
                                           the direct benefit of the Borrowing
                                           Affiliates pursuant to purchase
                                           orders submitted and equipment
                                           delivered during the Availability
                                           Period;

                                  (ii)     to make Loans ("Reimbursement
                                           Advances") to reimburse the Borrower
                                           in an amount up to $100,000,000 (the
                                           "Reimbursed Amount") for payments
                                           made by Borrower or a Borrowing
                                           Affiliate or Nextel Argentina or
                                           Nextel Brazil to Motorola, Inc.
                                           (other than payments made to
                                           Motorola, Inc. using funds obtained
                                           (a) under the 1997 Infocom Facility
                                           or the Infocom Bridge Facility (each
                                           as defined below), (b) under the
                                           Nextel Brazil Facility, (c) with
                                           Attributable Borrowings or (d) with
                                           Reimbursement Advances) after
                                           January 1, 1997 (the "Reimbursement
                                           Period") related to the purchase of
                                           iDEN Equipment and Services by or
                                           for the direct benefit of the
                                           Borrowing Affiliates or Nextel
                                           Argentina or Nextel Brazil;
                                           provided, that Reimbursement
                                           Advances shall not be made to the
                                           extent attributable to purchases
                                           previously utilized to borrow
                                           Incremental Argentina Loans;





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                                  (ii)     solely in the case of Infocom, to
                                           make Loans to repay (whether or not
                                           then due) principal amounts
                                           outstanding under the Credit
                                           Agreement dated June 18, 1997, as
                                           amended, by and between Infocom and
                                           Motorola, Inc. (the "1997 Infocom
                                           Facility"), and under the Financing
                                           Agreement dated August 27, 1998 by
                                           and between Borrower and Motorola
                                           (the "Infocom Bridge Facility").

                                  The Loans to or for the benefit of a
                                  Borrowing Affiliate described in clauses (i) and (iii) above are called its "Attributable Borrowings."

                                  The aggregate amount of each Borrowing
                                  Affiliate's Attributable Borrowings will be evidenced by one or more notes and such other documentation reasonably requested by Lenders in favor of Borrower (the "Borrowing Affiliate Notes") that will be executed and delivered concurrent with the corresponding borrowing under the Direct Facility. The Borrowing Affiliate Notes of Infocom may consist of (i) a Borrowing Affiliate Note containing the provisions described in the following paragraph, (ii) the intercompany notes evidencing the Borrower's loans to Infocom under its existing intercompany loan agreement in an aggregate amount not to exceed $50,000,000 (which shall not be subject to the provisions of the following paragraph and are herein referred to as the "Existing Infocom Notes") or (iii) a combination of the foregoing.

                                  The amortization of payments due to Borrower under the Borrowing Affiliate Notes (other than the Existing Infocom Notes) shall mirror the payments due to Lender under the Direct Facility. The Borrowing Affiliate Notes (other than the Existing Infocom Notes) shall include mandatory prepayment terms that require the relevant Borrowing Affiliate to prepay principal equal to 50% of such Borrowing Affiliate's Excess Cash Flow commencing with the fiscal year ended December 31, 2000. For purposes of the Direct Facility with respect to each Borrowing Affiliate (other than Infocom), "Excess Cash Flow" for any fiscal year shall mean the amount (if any) by which (a) consolidated operating cash flow of the Borrowing Affiliate for such fiscal year exceeds (b) the sum of (i) consolidated debt service (which shall include all principal and cash interest expense) of the Borrowing Affiliate for such fiscal year plus (ii) the aggregate amount of actual capital expenditures made by the Borrowing Affiliate during such fiscal year plus (iii) cash income taxes paid for such fiscal year, plus
                                  (iv) $5,000,000. To the extent any Borrowing Affiliate is precluded by contract,





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
                                  operation of law or otherwise, from
                                  dividending or distributing Excess Cash Flow to the extent required under any Borrowing Affiliate Note, such Borrowing Affiliate shall deposit the amount of any required payment into an escrow account established by such Borrowing Affiliate for the benefit of the Lender. The amounts deposited in such escrow account shall be disbursed to the Lender (or an equivalent amount will be paid by Borrower) on (a) the earlier of (i) one
                                  (1) year from deposit and (ii) the date the applicable restriction (if legal rather than contractual in nature) no longer applies and
                                  (b) the date any such contractual restriction no longer applies.

         ATTRIBUTABLE
            BORROWING
            LIMITS: The aggregate amount of any Borrowing Affiliate's Attributable Borrowings shall not exceed $125,000,000.

III.     Incremental Facility

                                  The Direct Facility will permit the Borrower, with the consent of the Required Lenders, to activate an incremental facility providing for loans (either as an incremental increase of the Direct Facility or in addition thereto) of up to $100,000,000 (the "Incremental Facility Loans"). The Incremental Facility Loans may be revolving credit loans or term loans. The Incremental Facility Loans will be governed (to the extent consisting of an incremental increase in the Direct Facility) by the Credit Documentation (as defined below), will be secured on a pari passu basis with the Loans, will have a weighted average life that is no shorter than the average life of the Loans and will be used for general corporate and working capital purposes by the Borrower, the Borrowing Affiliates and Nextel Argentina; provided that, Incremental Facility Loans won't be subject to the Attributable Borrowing limits described above.

                                  Borrower and Lender hereby acknowledge that Lenders have not committed in any manner to finance, to provide any credit support for, or to participate in any manner in the Incremental Facility Loans.





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
IV.      Certain Payment Provisions

         INTEREST RATES:          The interest rate under the Direct Facility
                                  shall be established with respect to each Loan at the time of drawdown, conversion or continuation at the Borrower's option, from among the following alternatives:

                                  (i)      U.S. Prime Rate plus 250 basis
                                           points calculated on the basis of
                                           365/366-day year and actual number
                                           of days elapsed, or

                                  (ii)     one, two, three or six-month LIBOR
                                           plus 500 basis points calculated on
                                           the basis of 360-day year and actual
                                           number of days elapsed,

                                  payable at the end of the applicable interest period (for LIBOR rate Loans) and semi-annually (for Prime Rate Loans) in arrears on each June 30 and December 31 (each an "Interest Payment Date") on the principal amount outstanding.

                                  At any time when the Borrower is in default in the payment of any amount of principal due under the Direct Facility (but excluding defaults by Borrowing Affiliates in principal payments under their Borrowing Affiliate Notes or the Infocom Note, as applicable), such amount shall bear interest at 2% above the rate otherwise applicable thereto.

         COMMITMENT FEE:          A Commitment Fee of 0.50% shall begin
                                  accruing as of January 1, 2000 and shall be payable semi-annually in arrears on each Interest Payment Date commencing June 30,
                                  2000 on the unused commitments under the Direct Facility (excluding any commitments in respect of Incremental Facility Loans) in excess of $100,000,000.

         OPTIONAL PREPAYMENTS
            AND COMMITMENT
            REDUCTIONS:           Loans may be prepaid (without penalty or
                                  premium) and commitments may be permanently reduced by the Borrower in minimum amounts to be agreed upon; provided that Loans based on LIBOR may only be repaid at the end of the applicable Interest Period unless Borrower pays a breakage fee. Optional prepayments of the Loans shall be applied pro rata to reduce each subsequent principal payment.





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
         MANDATORY
            PREPAYMENTS:          The Borrower shall prepay the Loans (without
                                  penalty or premium) in an amount equal to 50% of the Borrower's consolidated Excess Cash
                                  Flow for each fiscal year of the Borrower commencing with the fiscal year ending
                                  December 31, 2000. Such prepayments shall be applied pro rata to reduce each subsequent principal payment, and may not be reborrowed.
                                  To the extent Borrower is unable to fund such mandatory prepayment obligations due to currency export or other similar governmental restrictions that prohibit payments from a Borrowing Affiliate to Borrower, such prepayment obligation shall be suspended for a cure period not to exceed one year to allow
                                  Borrower to obtain relief from such
                                  restrictions, provided however, such
                                  prepayment amounts are deposited by the
                                  relevant Borrowing Affiliate in a restricted escrow account pledged to Lender. For purposes of the Direct Facility with respect to the Borrower, "Excess Cash Flow" for any fiscal year shall mean the amount (if any) by which (a) consolidated operating cash flow of the Borrower for such fiscal year exceeds (b) the sum of (i) consolidated debt service
                                  (which shall include all scheduled principal and cash interest expense) of the Borrower for such fiscal year plus (ii) the aggregate amount of actual capital expenditures made by the Borrower during such fiscal year plus
                                  (iii) cash income taxes paid for such fiscal year, plus (iv) $10,000,000 plus (v)
                                  consolidated operating cash flow of any
                                  subsidiary of the Borrower to the extent such subsidiary is precluded by contract from making dividends or distributions of its cash flow to the Borrower.

V.       Ranking and Collateral

                                  The indebtedness under the Direct Facility shall rank at least pari passu with Borrower's other senior indebtedness (including Borrower's public high yield notes) and the obligations of each Credit Party described below shall be secured by a perfected first priority security interest in the following assets whether now existing or hereafter arising:

                                  (i)      a pledge of all outstanding shares
                                           of stock of the Borrowing Affiliates
                                           held by the Credit Parties;

                                  (ii)     a pledge of all warrants, rights to
                                           payments under shareholder and
                                           intercompany loans (including,
                                           without limitation, the Borrowing
                                           Affiliate Notes and the Infocom
                                           Note), and such other rights and
                                           interests held by Borrower and/or
                                           Parent Guarantors with respect to
                                           the Borrowing Affiliates;

                                  (iii)    a pledge of all outstanding shares
                                           of stock of the Parent Guarantors
                                           held by the Borrower and/or its
                                           direct and indirect wholly-owned
                                           subsidiaries; and

                                  (iv)     a negative pledge of the assets of
                                           the Borrowing Affiliates and the
                                           Affiliated Parent Guarantors.

                                  The pledges by the Borrower and the
                                  Affiliated Parent Guarantors shall secure all obligations of the Borrower under the Direct Facility (and the guarantees thereof by the Affiliated Parent Guarantors). The pledges by Third Party Guarantors shall secure their guarantee obligations with respect to the obligations of the Borrowing Affiliates in which they hold, directly or indirectly, equity interests.

                                  Neither the Borrowing Affiliates nor the Affiliated Parent Guarantors will issue equity interests after the Closing Date without the Required Lenders' consent unless all of the equity interests so issued are pledged as security for the Loans pursuant to pledge arrangements reasonably satisfactory to the Required Lenders.

VI.      Certain Conditions

         INITIAL CONDITIONS:      The availability of the Direct Facility shall
                                  be conditioned upon satisfaction of, among other things, the following conditions precedent:

                                  (i) Borrower and each other Credit Party shall have executed and delivered satisfactory definitive financing and security documentation with respect to the Direct Facility (the "Credit Documentation").
                                           Notwithstanding the forgoing, the
                                           failure of any Borrowing Affiliate
                                           or any Third Party Parent Guarantor
                                           to enter into such Credit
                                           Documentation shall not preclude
                                           Borrower from borrowing pursuant to
                                           the Direct Facility; provided that
                                           no Loans shall be made to the extent
                                           they would be required to be treated
                                           as Attributable Borrowings of (a)
                                           such a Borrowing Affiliate or (b) a
                                           Borrowing Affiliate the equity of
                                           which is held by such a Parent
                                           Guarantor; further provided, that
                                           the Borrower's ability to borrow
                                           Reimbursement Advances shall not be
                                           subject to execution of Credit
                                           Documentation by Third Party
                                           Guarantors.

                                  (ii)     The Lenders shall have received all
                                           fees required to be paid, and all
                                           expenses for which invoices have
                                           been presented.

                                  (iii)    All governmental and third party
                                           approvals necessary in connection
                                           with the financing contemplated in
                                           the Direct Facility shall have been
                                           obtained and be in full force and
                                           effect.  Notwithstanding the
                                           foregoing, the failure of any
                                           Borrowing Affiliate or any Third
                                           Party Parent Guarantor to obtain any
                                           such approvals shall not preclude
                                           Borrower from borrowing pursuant to
                                           the Direct Facility; provided that
                                           no Loans shall be made to the extent
                                           they would be required to be treated
                                           as Attributable Borrowings of (a)
                                           such a Borrowing Affiliate or (b) a
                                           Borrowing Affiliate the equity of
                                           which is held by such a Parent
                                           Guarantor; further provided, the
                                           failure of a Third Party Guarantor
                                           to obtain such consents and
                                           approvals shall not affect the
                                           Borrower's ability to obtain
                                           Reimbursement Advances.

                                  (iv)     The Lenders shall have received
                                           satisfactory audited consolidated
                                           financial statements of the Borrower
                                           and its consolidated subsidiaries
                                           and for each Borrowing Affiliate for
                                           the most recent fiscal year and
                                           unaudited consolidated financial
                                           statements of the Borrower and its
                                           consolidated subsidiaries for any
                                           subsequent quarterly fiscal periods
                                           for which such financial statements
                                           are available.

                                  (v)      The Lenders shall have received a
                                           business plan of Borrower, each
                                           Borrowing Affiliate and the
                                           Borrowing Affiliates taken as a
                                           whole in form and substance
                                           reasonably satisfactory to the
                                           Lenders.

                                  (vi) The Lenders shall have completed all due diligence reviews (including legal, regulatory and financial reviews) of Borrower and the
                                           Borrowing Affiliates as they deem
                                           appropriate in their sole
                                           discretion.

                                  (vii)    For the funding of any initial
                                           Attributable Borrowings to Nextel
                                           Peru or Infocom, the Borrower shall
                                           have procured an insurance binder
                                           satisfactory to Lender for third
                                           party political risk insurance in
                                           form and substance satisfactory to
                                           Lender in its reasonable discretion.

         ON-GOING
            CONDITIONS:           The making of each extension of credit shall
                                  be conditioned upon (a) the accuracy of all representations and warranties in the Credit

                                  Documentation (including, without limitation, the material adverse change and litigation representations), (b) there being no default or event of default in existence at the time of such extension of credit, (c) the Borrower having delivered evidence to the Lenders that the use of proceeds requirements have been satisfied and the Attributable Borrowing Limit has not been exceeded, (d) with respect to all Loans based on Attributable Borrowings of each Borrowing Affiliate, the pledge to Lenders of Borrowing Affiliate Notes or, in the case of Infocom, the Infocom Note, in an aggregate principal amount equal to the then aggregate principal amount of the outstanding Loans of each such Borrowing Affiliate. As used herein and in the Credit Documentation a "MATERIAL ADVERSE CHANGE" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower taken as a whole or the Borrowing Affiliates taken as a whole or (b) the legality, validity or enforceability of any of the Credit Documentation or the rights and remedies of the Lenders thereunder or (c) the economic, political or regulatory environment in any jurisdiction that would reasonably be expected to adversely affect the business, operations, properties or prospects of the Borrower taken as a whole or the Borrowing Affiliates taken as a whole or (d) the value of, or security interest granted to the Lenders on, the collateral security by the Borrower or the Credit Parties (excluding the Borrower) taken as a whole. A material adverse change with respect to a single Borrowing Affiliate shall only affect such Borrowing Affiliate's ability to obtain Attributable Borrowings.

VII.     Certain Documentation Matters

                                  The Credit Documentation shall contain the following representations and warranties, covenants, events of default, and others agreed upon:

         REPRESENTATIONS
            AND WARRANTIES:       Financial statements; absence of material
                                  undisclosed liabilities; no material adverse change (as described above); corporate existence; compliance with law; corporate power and authority; enforceability of Credit
                                  Documentation; no conflict with law or
                                  contractual obligations (other than
                                  contractual obligations with respect to
                                  vendor agreements with Motorola, Inc. or any others agreed upon by the Lenders); absence of material litigation (other than disclosed matters); no default; ownership of property;
                                  liens; no burdensome restrictions; taxes;
                                  subsidiaries; environmental
                                  matters; ERISA matters; material contracts;
                                  insurance; creation and perfection of
                                  security interests; governmental approvals;
                                  and necessary licenses.

         AFFIRMATIVE
            COVENANTS:            As to the Borrower and the Borrowing
                                  Affiliates:  delivery of financial
                                  statements, reports, accountants' letters, officers' certificates and other information reasonably requested by the Lenders.

                                  As to the Affiliated Credit Parties: payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; compliance with laws; business plans; if requested, delivery within 90 days after the closing of the Direct Facility of copies of licenses, applications, etc., and further assurances (including, without limitation, with respect to security interest in after-acquired property). Notwithstanding the foregoing, Borrowing Affiliates shall only be required to deliver to the Lenders those financial statements of such Borrowing Affiliate as are required by applicable law or statute and audited annual financial statements of such Borrowing Affiliate, but only so long as such Borrowing Affiliate has Attributable Borrowings. Within 90 days of the closing of the Direct Facility, the Borrower shall have established a combined debt service and excess cash flow escrow account with a financial institution acceptable to Lender into which it shall deposit monthly (i) one-sixth of the reasonable estimated semi-annual debt service to be payable at the end of the relevant semi-annual period and (ii) any required excess cash flow payments.

         NEGATIVE
            COVENANTS:            Limitations (on each Affiliated Credit Party)
                                  on: indebtedness that are consistent with the restrictions contained in the indentures relating to Borrower's most recent issue of public notes (provided that such limitations will not restrict the incurrence of debt under the Direct Facility (including the Incremental Facility Loans), the refinancing by Borrower or any other Credit Party of any existing indebtedness (including indebtedness under the public notes) or additional indebtedness described below); guarantee obligations; mergers, consolidations, liquidations and dissolutions; sales or other transfer of assets; leases; dividends and other payments in respect of capital stock of Borrower; investments; optional payments and modifications of subordinated debt instruments; transactions with affiliates; changes in fiscal year; negative pledge clauses; removal of equipment from service; amendment of debt documents
                                  (including without limitation intercompany documents). All Credit Parties shall be subject to negative covenants with respect to liens on collateral pledged by them to secure their obligations.

         ADDITIONAL
            INDEBTEDNESS:         Borrower may incur up to $100,000,000 in
                                  additional unsecured indebtedness.  In
                                  addition, the Affiliated Credit Parties may incur an unlimited amount of subordinated debt, so long as the terms and conditions of such subordinated debt (including amortization, interest rate, covenants, defaults and mandatory prepayments provisions) and the subordination provisions governing such subordinated debt are as provided in the definitive documentation relating to the Direct Facility.

                                  The incurrence of all additional indebtedness will be subject to the absence of any default under the Direct Facility at the time of such incurrence and after giving effect thereto.

         FINANCIAL
            COVENANTS:            On and after the Closing Date the financial
                                  covenants for Borrower shall include the following (all ratios shall, as agreed by the parties, be applied on a consolidated, combined or other basis): (i) minimum recurring revenues; (ii) minimum subscribers;
                                  (iii) minimum EBITDA; (iv) maximum debt to EBITDA ratio, and (v) fixed charge coverage ratio.

                                  The compliance standards of such financial covenants shall be set at levels reflecting an agreed upon adjustment to Borrower's and the Borrowing Affiliate's business plans delivered to Motorola hereunder (which business plans shall be acceptable to Lenders), and the relevant components used in computing such financial covenants and the definitions therefor shall be agreed upon in the definitive agreements consistent with the methodology used in preparing such business plans.

                                  Upon the request of the Lenders, the
                                  Borrower's Chief Financial Officer (or such other representative of Borrower acceptable to Lender), along with such other representatives of each Borrowing Affiliate as reasonably requested by Lender, shall meet with a representative of Lender to discuss the financial performance of Borrower and each of the Borrowing Affiliates.

         EVENTS OF DEFAULT:       Nonpayment (subject to a grace period of 5
                                  days in the case of interest and other
                                  amounts not representing principal of the Loans); material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); cross-default against other material indebtedness of the Credit Parties;
                                  bankruptcy and similar insolvency events;
                                  material judgments; actual or asserted (by any Credit Party) invalidity of any guarantee or security document or security interest;
                                  ERISA events; event having (or potentially having) a Material Adverse Change in the Borrower, taken as a whole, or the Borrowing
                                  Affiliates, taken as a whole. Notwithstanding the foregoing, an event of default under any Borrowing Affiliate Note or the Infocom Note shall not constitute an Event of Default under the Direct Facility unless such event of default causes an independent Event of Default under the Facility. Events of Default under the Direct Facility will be defaults or will cause early maturity under the Borrowing
                                  Affiliate Notes.

         VOTING: Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders (the "Required Lenders") holding not less than 51% of the aggregate amount of the Loans and unused commitments under the Direct Facility, except that (a) the consent of each Lender affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization of any Loan,
                                  (ii) reductions in the rate of interest or any fee or extensions of any due date thereof, (iii) increases in the amount or extensions of the expiry date of any Lender's commitment, (iv) modifications to the pro rata provisions of the Credit Documentation,
                                  (v) release of collateral except to the
                                  extent otherwise permitted.

         ASSIGNMENTS AND
            PARTICIPATIONS:       The Lenders shall be permitted to assign all
                                  or any portion of the Loans with the consent of Borrower (which consent shall not be unreasonably withheld or delayed and shall be unnecessary if there is a continuing default or an Event of Default), and the Lenders shall be permitted to sell participations in their Loans and commitments without any requirement of notice to or consent of Borrower, any Borrowing Affiliate, any Parent
                                  Guarantor, or any other person. In the case of partial assignments (other than to another
                                  Lender or to an affiliate of a Lender), the minimum assignment amount shall be U.S.
                                  $2,500,000, unless otherwise agreed by the Borrower. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under "Voting" above. Pledges of Loans in accordance with applicable law shall be permitted without restriction.

         PAYMENTS:                All payments of principal, interest and fees
                                  shall be made in U.S. dollars free of all present and future taxes, levies, duties, withholdings and other deductions of any nature.

         EXPENSES AND
            INDEMNIFICATION:      The Borrower shall pay (a) all reasonable
                                  out-of-pocket expenses of Lender associated with the preparation, negotiation, documentation, execution, and delivery and administration of the Credit Documentation including, without limitation, any Borrower
                                  Affiliate documentation required with respect to any drawdown to the extent such documentation is not already in place at Closing, and any amendment or waiver with respect thereto (it being understood that, the portion of such fees, disbursements and other charges of counsel (including local
                                  (foreign) counsel fees and ordinary expenses) to be reimbursed by the Borrower shall be limited to U.S. $325,000 and (b) all out-of-pocket expenses of the Lenders in connection with the enforcement of the Lender's rights against Borrower, any
                                  Borrowing Affiliate or any Parent Guarantor or any other party under the Credit
                                  Documentation. In the event that Lender determines that the Direct Facility will not be closed, such amounts shall become immediately due and payable by Borrower.

                                  The Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

         GOVERNING LAW
            AND FORUM:            State of Illinois; the Lenders and each
                                  Credit Party will submit to the non-exclusive jurisdiction of the courts of the State of Illinois.

         ADDITIONAL
           UNDERTAKINGS:          Borrower, Motorola and McCaw International
                                  (Brazil), Ltd. shall endeavor to negotiate in
                                  good faith to determine the appropriateness
                                  of amendments to the Nextel Brazil Facility
                                  (i) to alleviate non-value-added reporting
                                  covenant burdens, (ii) to conform the
                                  amortization schedule thereunder with the
                                  scheduled principal payments under the Direct
                                  Facility, and (iii) to permit an incremental
                                  facility in respect thereof of up to
                                  $125,000,000

                                  (which Motorola would have no commitment, express or implied, to provide, participate in or provide credit support for.)




This Summary of Terms and Conditions is not meant to be, nor should it be construed as, an attempt to define all of the terms and conditions of the transactions contemplated hereby, nor is it intended to reflect specific document phrasing that will exist in the Credit Documentation. It is intended only to outline the basic points of business understanding around which binding legal documentation will be structured.